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                           PROFESSIONAL BANCORP, INC.

                        SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 12, 2000

    The undersigned shareholder of Professional Bancorp, Inc. hereby nominates, constitutes and appoints Gene F. Gaines and Lynn O. Poulson, and each of them, the attorney, agent and proxy of the undersigned, with full powers of substitution, to vote all the stock of Professional Bancorp which the undersigned is entitled to vote at the special meeting of shareholders of Professional Bancorp on December 12, 2000, at 4:30 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present as follows:

    MERGER. A proposal to approve the acquisition of Professional Bancorp by First Community Bancorp and related matters as provided in the Agreement and Plan of Merger dated as of August 7, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE PROPOSAL. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS PRESENTED AT THE MEETING, IF ANY, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE
RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                    PLEASE SIGN AND DATE ON THE REVERSE SIDE
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
--------------------------------   DATED: ------------------, 2000    ------------------------------------------------
(Number of Shares)                                                    (Please Print Your Name)

                                                                      ------------------------------------------------
                                                                      (Signature of Shareholders)

                                                                      ------------------------------------------------
                                                                      (Please Print Your Name)

                                                                      ------------------------------------------------
                                                                      (Signature of Shareholder)

                                                                      (Please date this proxy and sign your name as it
                                                                      appears on the stock certificates. Executors,
                                                                      administrators, trustees, etc. should give their
                                                                      full titles. All joint owners should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF PROFESSIONAL BANCORP'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF PROFESSIONAL BANCORP AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING IN PERSON AND VOTING AT THE MEETING.

             PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.